Exhibit 10.3

LEASE

THIS LEASE is made as the 11th day of October, 2007 by and between GoldCorp Holdings Co. (“Lessor”) and Silver Falcon Mining, Inc. (“Lessee”).

1.

Description of Leased Premises. The premises covered by this Lease is all right, title and interest of the Lessor to any land owned or leased by Lessor on War Eagle Mountain in Idaho, which is more specifically described in the legal description attached hereto as Exhibit A.

2.

Term. This Lease shall expire on April 1, 2023.  Lessee shall have the option to extend this Lease for an additional five year term, provided however that Lessee is not then in default under the terms of this Lease and Lessee pays Lessor a lease extension fee of $1,000,000.  In order to extend the term of this Lease, Lessee must notify Lessor of Lessee’s intention to extend the term of this Lease in writing at least ninety (90) days prior to the expiration date of the Lease, accompanied by payment of the lease extension fee.

3.

Lessee’s Business. The Lessee shall use the premises for the mining of minerals found on or under the surface, and related activities, and for no other purpose.

4.

Rent. The annual rent for the premises is $1,000,000, which will be payable in twelve equal monthly installments of $83,333.33 commencing on April 1, 2008 and continuing on the first day of each calendar month thereafter during the term of this Lease; provided that Lessee shall have the right to extend the commencement date of the payment of annual rent until July 1, 2009, and if the Lessee exercises that option, the term of this Lease shall extended for an equal number of months.  Rent shall be paid to the Lessor at such address as Lessor may designate in writing.

5.

Royalty.  In addition to the annual rent, Lessee shall the Lessor a royalty equal to 15% of all minerals produced from the premises during the term of this Lease.  The royalty shall be calculated on the amount of marketable minerals derived from ore produced from the premises, as determined after the ore is smelted and after the smelter’s fee is deducted, regardless whether the smelter is paid by taking a share of the smelted minerals or by some other fee arrangement.  The Lessee agrees to pay the Lessor a nonaccountable fee of $10,000 during any month that mineral ore is produced from the premises to reimburse Lessor for the cost of auditing the production of mineral ore and refined minerals from the premises.

6.

Mining Costs. The Lessee shall be responsible for all costs to mine ore from the premises, including all roads, buildings, furniture, fixtures, equipment, machinery, personnel, insurance, utilities, working capital, etc.  Lessee shall also be responsible for payment of all real property taxes assessed against the premises, and all lease payments accruing on leased land covered by this Lease. All improvements made by Lessee to the premises that cannot be removed at the expiration of this Lease without material harm to the premises shall become Lessor’s property. All improvements that do not become Lessor’s property and all of Lessee’s personal property shall be removed by Lessee before the termination of this Lease.  Lessee, at the same time, shall repair any injury done to the premises in connection with the installation and removal of the improvements and the personal property.

7.

Commencement of Mining.  Lessee agrees to begin initial production of the waste ore dumps on the premises in 2008, and to reopen and produce mineral ore from at least one additional mine shaft (out of 14 existing deep-shaft mines) during the term of this Lease.

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8.

Lessee’s Care. Lessee will commit no act of waste, will take good care of the premises, and will comply with all laws, regulations, rules and orders of any federal, state, or local government agencies or departments. Lessee will be responsible for all restoration costs associated with the premises, regardless whether the restoration costs relate to the Lessee’s mining activities on the premises or prior mining activities on the premises. Lessee will make all necessary repairs to the premises at its expense.

9.

Abandoned Property.  All of Lessee’s property remaining on the premises after this Lease terminates shall be deemed abandoned and may be removed or stored by Lessor at Lessee’s risk and expense.

10.

Assignment or Subletting. Lessee shall not assign or encumber this Lease or sublet the premises without Lessor’s written consent, which consent shall not be unreasonably withheld. Should the Lease be assigned or the premises sublet as provided in this Paragraph, Lessee shall remain primarily liable on this Lease, but Lessor, at its option, may demand payment of rent from Lessee and/or Lessee’s assignees or sublessees. If Lessee is a corporation, Lessee may assign this Lease or sublet the premises to its parent or subsidiary or to a corporation with which it has consolidated or into which it has merged.

11.

Taking by Eminent Domain. If there is any taking by eminent domain that materially affects Lessee’s use of the premises, this Lease shall terminate when title vests in the authority exercising the right of eminent domain. The rent shall be apportioned as of the day of termination and any rent paid for a period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award to landlord for the taking but Lessee may file a claim for an award on its behalf.

12.

Lessor’s Remedies. If Lessee defaults in the payment of rent or in the performance of any of the covenants or conditions of this Lease, Lessor may give Lessee notice of the default. If Lessee does not cure any rent default within ten (10) days or any other default within thirty (30) days after the giving of notice, Lessor may terminate this Lease on not less than thirty (30) days written notice to Lessee. On the date specified in the notice, this Lease shall terminate, and Lessee shall at once quit and surrender the premises to Lessor. If this Lease is terminated by Lessor, Lessor may thereafter takeover possession of the premises by any lawful means and remove Lessee or other occupants and their property.

13.

Reletting Surrendered Premises. If Lessor has recovered possession of the premises by reason of Lessee’s default, Lessor may at its option occupy the premises or may subdivide or consolidate the premises with other adjoining premises for reletting. Lessor may relet the premises or any part of them as Lessee’s agent, for a term or terms to expire before, at the same time as, or after the original expiration date of this Lease. Lessor may receive the rent and apply it first to the payment of Lessor’s expenses in connection with the recovery of possession, altering, subdividing or consolidating with other adjoining premises and reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the rent due under this Lease and to the cost and expense of performing Lessee’ s other covenants. Lessee agrees, whether or not Lessor has relet, to pay to Lessor damages equal to the rent and other sums to be paid by Lessee under this Lease, less the net proceeds of the reletting as ascertained from time to time. These sums shall be payable by Lessee on the first day of each month or as demanded by Lessor. In reletting the premises, Lessor may grant rent concessions, and Lessee shall not be credited with them. No reletting shall constitute a surrender and acceptance or be deemed evidence of one. If Lessor elects to actually occupy and use the premises or any part of them itself during any part of the balance of the term of this Lease, there shall be allowed against Lessee's obligation for rent or damages during the period of Lessor's occupancy the reasonable value of the occupancy, not to exceed the rent set out in this Lease and the occupancy shall not be construed as a release of Lessee's liability hereunder. Lessee waives all right of redemption to which Lessee might be entitled by any law now or hereafter in force. Lessor's remedies set out in this Paragraph are in addition to any remedy allowed by law.

14.

Waiver of Performance. Either party’s failure to insist on strict performance of any part of this Lease, or to exercise any option, shall not be construed as a waiver of the performance in any other instance. This Lease cannot be changed or terminated orally.

15.

Lessor May Cure Defaults. If Lessee defaults in the performance of any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure the default at Lessee’s expense and the reasonable amount of all expenses, including attorneys’ fees, incurred by Lessor (whether paid by Lessor or not) shall be deemed additional rent payable on demand.

16.

Lessee May Cure Defaults.  If Lessor defaults in the performance of any covenant or condition of this Lease or any deeds to secure debt or encumberances on the Leased Premises, Lessee may, on reasonable notice to Lessor (except that no notice need be given in case of emergency), cure the default at Lessor’s expense and the reasonable amount of all expenses, including attorneys’ fees, incurred by Lessee (whether paid by Lessee or not) can be at Lessee’s option offset from the monthly rent then due and owing.

17.

Mechanic’s Lien. Lessee shall, within thirty (30) days after notice from Lessor, discharge any mechanic’s lien for materials or labor claimed to have been furnished to the premises on Lessee’s behalf.

18.

Notices. Any notice by either party to the other shall be in writing and shall be deemed to be properly given only if delivered personally or mailed by registered or certified mail, return receipt requested, addressed (a) if to Lessee, at the premises, (b) if to Lessor at Lessor’s address set out in this Lease or (c) at such addresses as Lessee or Lessor from time to time may designate in writing. Notice shall be deemed to have been given upon delivery if delivered personally, and if mailed, upon the third day after the date of mailing.

19.

Lessor’s Right to Inspect Premises. Lessor may enter the premises at any reasonable time on reasonable notice to Lessee (except that no notice is needed in case of emergency) to inspect the premises or make those repairs, replacements, and additions to the premises or any building thereon, as Lessor deems necessary or desirable. Lessee shall have no claim or cause of action against Lessor solely for entering the premises in accordance with this Paragraph.

20.

No Representations. Neither party has made any representations or promises, other than those contained in this Lease or in some further writing signed by the party making the representation or promise.

21.

Covenant of Quiet Enjoyment. Lessor covenants that so long as Lessee pays the rent and any additional rent required under this Lease and performs its covenants, Lessee shall peaceably and quietly have, hold, and enjoy the premises for the term provided, subject to the provisions of this Lease.

22.

Captions. The captions in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

23.

Showing Premises. Lessor may show the premises to prospective purchasers and mortgagees and, during the six months prior to termination of this Lease, to prospective tenants, during business hours upon reasonable notice to Lessee.

24.

Lease Binding on Successors, Representatives and Assigns. The provisions of this Lease shall apply to, bind, and inure to the benefit of Lessor and Lessee, their successors, legal representatives, and assigns.

LESSOR:

GOLDCORP HOLDINGS CO.

______________________________

By: ________________________

Its: Chief Executive Officer

Address:

______________________________

______________________________

______________________________

LESSEE:

SILVER FALCON MINING, INC.

______________________________

By: ________________________

Its: Chief Executive Officer

Address:

______________________________

______________________________

______________________________

Lessor

_________________________

___________

Date

Notary Public

Commission expires: ____________

Lessee

_________________________

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Date